UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) September 26, 2016


                           TRIDENT BRANDS INCORPORATED
             (Exact name of registrant as specified in its charter)

          Nevada                      000-53707                   26-1367322
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)

200 South Executive Drive, Suite 101, Brookfield, WI                53005
      (Address of principal executive offices)                    (Zip Code)

        Registrant's telephone number, including area code (262) 789-6689

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

SECURITIES PURCHASE AGREEMENT AND CONVERTIBLE PROMISSORY NOTE

On September 26, 2016 Trident Brands, Inc. ("we", "us", "our" the "Company") entered into a securities purchase agreement with LPF (MCTECH) Investment Corp., pursuant to which, in consideration for proceeds of $4,100,000, we issued a secured convertible promissory note in the amount of $4,100,000. Pursuant to the securities purchase agreement, the investor has agreed, from time to time after January 1, 2017, to make additional investments at the Company's request of up to $5,900,000 ($10,000,000 in the aggregate) in one or more tranches of not less than $1,500,000 and not more than $4,400,000 per tranche. The investor shall not be required to fund more than one tranche during any 60 day period. The funding of any tranche under the agreement (other than the first $4,100,000 which has been funded) is subject to the mutual agreement of the parties as to the use of funds. The parties have agreed to negotiate in good faith to pre-approve use of funds within 120 days following September 26, 2016.

We issued the $4,100,000 secured convertible promissory note to one (1) non-US person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended. The Company intends to use the proceeds of the secured convertible note for general working capital purposes including, without limitation, settlement of accounts payable and repayment of mature loans.

In consideration for each advance made by the investor pursuant to the securities purchase agreement, we will issue to the investor a convertible promissory note of equal value, maturing three (3) years after issuance, and bearing interest at the rate of 8% per annum. Each note will be secured in first priority against the present and after acquired assets of the Company, and will be convertible in whole or in part at the option of the holder into common shares of the Company at a price per share equal to a 25% discount to the 10 day average closing price of our common stock for the period immediately preceding the issuance of the applicable note.

PROMISSORY NOTE AMENDMENT AGREEMENT

As additional consideration to the investor for entering into the securities purchase agreement, we concurrently entered into an amendment agreement pursuant to which we amended certain features of convertible promissory notes previously purchase by the investor in the original principal amounts of US$1,800,000 and US$500,000, on January 29, 2015 and March 31, 2015, respectively. The amendments raise the applicable interest rates from 6% to 8% per annum, and allow the investor to transfer, sell, or hypothecate the convertible notes subject to applicable securities laws.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1 Securities Purchase Agreement, Promissory Note, General Security Agreement and Amendment Agreement with LPF (MCTECH) Investment Corp., dated September 26, 2016.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


TRIDENT BRANDS INCORPORATED


/s/ Mark Holcombe
----------------------------------
Mark Holcombe
Chairman

Date: October 4, 2016

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